Exhibit 99.3

 Cal Dive International 1st Quarter 2014 Earnings Conference Call

 Cautionary Statement  This presentation and related commentary may include “forward-looking” statements that are generally identifiable through the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” and similar expressions and include any statements that are made regarding earnings expectations. The forward-looking statements speak only as of the date of this presentation, and the Company undertakes no obligation to update or revise such statements to reflect new information or events as they occur. These statements are based on a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance and that actual future results may differ materially due to a variety of factors, including the Company’s significant indebtedness and constraints on the Company’s liquidity, current economic and financial market conditions, changes in commodity prices for natural gas and oil, and in the level of offshore exploration, development and production activity in the oil and natural gas industry, the Company’s inability to obtain contracts with favorable pricing terms if there is a downturn in its business cycle, intense competition and pricing pressure in the Company’s industry, the risks of cost overruns on fixed price contracts, the uncertainties inherent in competitive bidding for work, the operational risks inherent in the Company’s business, risks associated with the Company’s increasing presence internationally, and other risks detailed in the Company’s most recently filed Annual Report on Form 10-K.  *

 Presentation Outline  *   Summary of 1Q 2014 Backlog Discussion of Financial Results Non-GAAP Reconciliations Q & A

Summary of 1Q 2014

- Positive first quarter EBITDA; first time since 2009
- Nearly 50% increase in revenue
  - Significant contribution from Pemex contracts
  - Full utilization of Sea Horizon
  - Successful platform installation project in Ecuador
- Pemex
  - 79% complete on combined four current projects
  - Expect to submit several bids over next 2 months
- Seasonal weather prevented early March start for work in Gulf of Mexico
  - Lower utilization on domestic fleet year over year
  - Uncle John utilization 51% Q1 '14 vs 94% Q1 '13
    - Booked through middle of October
- Improving new construction market in US GOM
  - Awarded over $60 million in pipelay/new construction related projects in Q1 to be completed in 2014







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Backlog  *  ($ millions)

 Financial Results  *  See reconciliation of Non-GAAP financial measures at the end of the presentation.  ($ thousands, except per share amounts and percentages)    Three Months   Three Months   Three Months     Ended March 31,  Ended March 31,  Ended March 31,    2014    2013          Revenues  $119,104     $80,919           Gross Loss   (6,219)     (11,517)  Margins  (5%)    (14%)          Operating Loss   (14,634)     (23,571)  Margins  (12%)    (29%)          Loss Attributable to Cal Dive   (13,051)     (17,650)  Margins  (11%)    (22%)          Diluted Loss Per Share  ($0.14)    ($0.19)          EBITDA (1)  $2,000     ($6,521)  Margins  2%     (8%)

 Utilization  *  (1)   Effective vessel utilization is calculated by dividing the total number of days the vessels generated revenues by the total number of days the vessels were available for operation in each period, including those temporarily removed from service, but excluding vessels permanently removed from service or while in dry-dock.  Utilization only includes Company-owned assets and does not reflect activity from chartered vessels or third party vessels.     Three Months  Three Months  Three Months      Ended March 31,  Ended March 31,  Ended March 31,      2014    2013    Effective Utilization (1) -          Saturation Diving Vessels  55%    50%    Surface Diving Vessels  26%    22%    Construction Barges  32%    6%    Total Fleet  35%     24%                  Calendar Day Utilization -          Saturation Diving Vessels  55%    48%    Surface Diving Vessels  25%    21%    Construction Barges  31%    6%    Total Fleet  35%     23%

 Revenue Breakdown  *  ($ millions)  {55%}  {45%}  {47%}  {53%}  {55%}  {49%}  {27%}  {12%}  {88%}  {73%}  $81  $119

 Debt Levels  *  Net Debt Levels (1)  ($ millions)  Calculated as total debt less cash. Total debt consists of outstanding balances on revolver, secured term loan, unsecured term loan and the principal amount of convertible debt.  $152  $200  $238  Horizon Acquisition

 Debt Refinancing  *  Completed refinancing of debt structure in May to increase liquidity and financial flexibility:$100 million senior secured second lien facility, including new loan of $80 million and conversion of existing $20 million unsecured term loan to a secured term loan under the facility. Proceeds used to repay $29.7 million secured term loan and $45.0 million of outstanding revolver borrowings.5 year term; no scheduled amortization.Term loan split into two tranches of $20 million and $80 million, bearing interest at Libor plus 6.75% and Libor plus 11.75%, respectively.Amended credit facility to allow for up to $75 million in local project financing for international projects; revolving credit facility reduces down to $85 million by December 31, 2014.

 Non-GAAP Reconciliations  *

 EBITDA Reconciliations  *  ($ thousands)    Three Months  Three Months  Three Months    Ended March 31,  Ended March 31,  Ended March 31,    2014    2013          EBITDA (unaudited)  $2,000     ($6,521)          Less: Depreciation & amortization   14,360      14,180   Less: Income tax benefit   (6,897)     (9,319)  Less: Net interest expense   5,608      4,632   Less: Interest expense - conversion feature adjustment   -      63   Less: Non-cash stock compensation expense    935      1,448   Less: Severance charges   1,045      -   Less: Non-cash impairment charge   -      125   Loss attributable to Cal Dive  ($13,051)    ($17,650)